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                                                                      EXHIBIT 21

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                                                  STATE OF            NAMES UNDER WHICH
SUBSIDIARIES OF REGISTRANT                     INCORPORATION           THEY DO BUSINESS
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
Star Publishing Company                           AZ              The Arizona Daily Star
Pulitzer Technologies, Inc.                       MO              POSTnet
News Information, Inc.                            DE                  N/A
WEJ Investment Company                            MO                  N/A
Pulitzer Ventures, Inc.                           DE                  N/A
Lerner Newspapers, Inc.                           DE                  N/A
Pulitzer Community Newspapers, Inc. and its
  wholly-owned subsidiaries:                      DE              The Daily Herald
     PCN Service Company                          NV                  N/A
     Hanford Sentinel, Inc.                       WA              The Hanford Sentinel
     Pulitzer Missouri Newspapers, Inc.           DE              Daily Press Leader
     Napa Valley Publishing Company               WA              The Napa Valley Register
     Flagstaff Publishing Company                 WA              The Arizona Daily Sun
     Santa Maria Times, Inc.                      NV              Santa Maria Times
     Troy Daily News, Inc.                        OH              Troy Daily News
     Sonoma-Marin Publishing Company              DE              Argus-Courier
     Kauai Publishing Company                     DE              The Garden Island
     Northern Lakes Publishing Company            DE              The Daily News
     Northern Illinois Publishing Company         DE              The Daily Chronicle
     Southwestern Oregon Publishing Company       OR              The World
     Eastern Missouri Publishing Company          MO              The Daily Journal
     Southwest Montana Publishing Company         MT              Revalli Republic

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